AMENDED AND RESTATED

MEEDER FUNDS

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

(As Amended June 13, 2024)

This Amended and Restated Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”) by Meeder Funds (the “Trust”) on behalf of those series listed on Schedule A attached hereto, which may be updated from time to time (collectively the “Funds” and individually a “Fund”). A majority of the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act (“Independent Trustees”), having determined that the Plan is in the best interests of each class of each Fund individually and of the Trust as a whole, have approved the Plan and any amendments thereto.

1.	GENERAL DESCRIPTION OF CLASSES. Each Fund other than the Government Money Market Fund may offer three classes of shares: Institutional Class, Adviser Class and Retail Class. The Government Money Market Fund may offer five classes of shares: Class E, Class F, Class X, Class Y and Class Z. Each class of shares of a Fund shall represent interests in the same portfolio of investments of that Fund and shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that:

a.	Each class shall have a different designation.

b.	Each class shall bear any Class Expenses, as designated in Section 5, below.

c.	Each class shall pay the distribution, account maintenance, and shareholder servicing fees and expenses as provided for in the Trust’s Rule 12b-1 Plan and Shareholder Servicing Plan.

d.	Each class will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

e.	Each class shall have such differences relating to purchase minimums, eligible investors and exchange privileges as may be set forth in the prospectus(es) and statement(s) of additional information of the Funds, as the same may be amended or supplemented from time to time.

2.	SALES CHARGE STRUCTURE.

a.	Institutional Class shares are offered and sold at net asset value, without an initial sales charge.

b.	Adviser Class shares are offered and sold at net asset value, without an initial sales charge.

c.	Retail Class shares are offered and sold at net asset value, without an initial sales charge.

d.	Class E, F, X, Y, and Z shares of the Government Money Market Fund are sold at a stable asset value of $1.00 and without an initial sales charge.

3.	DISTRIBUTION AND SERVICE FEES. The Trust has adopted a Rule 12b-1 Plan pursuant to Rule 12b-1 under the 1940 Act, containing the following terms:

a.	Institutional Class shares are not subject to a distribution fee

b.	Adviser Class shares are not subject to a distribution fee.

c.	Retail Class shares are subject to a distribution fee of up to 0.25% of the average daily net assets of the Retail Class Shares of a Fund.

d.	Class E shares are subject to a distribution fee of up to 0.20% of the average daily net assets of the Class E Shares of a Fund.

e.	Class Z shares are subject to a distribution fee of up to 0.75% of the average daily net assets of the Class Z Shares of a Fund.

4.	SHAREHOLDER SERVICES FEES. The Trust has adopted a Shareholder Services Plan pursuant to which the Trust may compensate third parties for providing to Fund shareholders shareholder support services that are not primarily intended to result in the sale of shares of the Funds. The Shareholder Services Plan contains the following terms:

a.	Institutional Class shares are subject to a shareholder services fee of up to 0.10% of the average daily net assets of the Institutional Class shares of a Fund.

b.	Adviser Class shares are subject to a shareholder services fee of up to 0.25% of the average daily net assets of the Adviser Class shares of a Fund.

c.	Retail Class shares are subject to a shareholder services fee of up to 0.20% of the average daily net assets of the Retail Class Shares of a Fund.

d.	Class Y shares are subject to a shareholder services fee of up to 0.15% of the average daily net assets of the Class Y Shares of a Fund.

e.	Class Z shares are subject to a shareholder services fee of up to 0.25% of the average daily net assets of the Class Z Shares of a Fund

5.	EXPENSE ALLOCATIONS TO EACH CLASS.

a.	In addition to the service and distribution fees described above, certain expenses may be attributable to a particular class of shares of a Fund (“Class Expenses”). Class Expenses are charged directly to net assets of the class to which the expense is attributed and are borne on a pro rata basis by the outstanding shares of that class. Class Expenses may include;

(i)	expenses incurred in connection with a meeting of shareholders;

(ii)	extraordinary non-recurring expenses, including litigation and other legal expenses relating to a specific class;

(iii)	printing and postage expenses of shareholders reports, prospectuses and proxies relating to current shareholders of a specific class;

(iv)	expenses of administrative personnel and services required to support the shareholders of a specific class;

(v)	transfer agent fees and shareholder servicing expenses; and/or

(vi)	such other expenses incurred by or attributable to a specific class.

b.	All other expenses of a Fund are allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund. Notwithstanding the foregoing, the adviser, underwriter, or any other service provider to the Fund or the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under the Rule.

c.	Expenses may be waived or reimbursed by the adviser, underwriter, or any other service provider to the Fund or the Trust without the prior approval of the Board of Trustees.

d.	Investment advisory fees, custodial fees and other expenses related to the management of a Fund’s assets shall not be allocated on a class-specific basis.

6.	INCOME ALLOCATIONS TO EACH CLASS. Gross income, realized and unrealized capital gains and losses shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

7.	CLASS DESIGNATION. Subject to the approval by the Trustees of the Trust, a Fund may alter the nomenclature for the designations of one or more of its classes of shares.

8.	ADDITIONAL INFORMATION. The Plan is qualified by and subject to the terms of the then current Prospectus for the applicable class of shares; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of the Plan. The Prospectus for each Fund contains additional information about the Trust’s multiple class structure.

9.	PERIODIC REVIEW. The Board of Trustees shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

10.	EFFECTIVE DATE. The Plan was initially effective on August 5, 2016, provided that the Plan shall not become effective with respect to a Fund or a class of shares of a Fund unless first approved by a majority of the Trustees, including a majority of the Independent Trustees. The Plan may be terminated or amended at any time with respect to a Fund or a class of shares thereof by a majority of the Trustees, including a majority of the Independent Trustees.

11.	AMENDMENT AND TERMINATION. The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, has found that the proposed amendments, including any proposed change to the expense allocation, is in the best interest of each class and Fund and the Trust as a whole. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment. The Plan may be terminated at any time with respect to the Trust or any Fund or class thereof by a majority of the Trustees, including a majority of the Independent Trustees.

SCHEDULE A

Name of Fund	Institutional Class	Adviser Class	Retail Class
Muirfield Fund	X	X	X
Spectrum Fund	X	X	X
Global Allocation Fund	X	X	X
Balanced Fund	X	X	X
Moderate Allocation Fund	X	X	X
Conservative Allocation Fund	X	X	X
Dynamic Allocation Fund	X	X	X
Sector Rotation Fund	X	X	X
Tactical Income Fund	X	X	X

Name of Fund	Class E	Class F	Class X	Class Y	Class Z
Government Money Market Fund	X	X	X	X	X